Exhibit 99.1

FOR IMMEDIATE RELEASE
July 18, 2005

Texas Regional Bancshares, Inc. Reports

Second Quarter Earnings

MCALLEN, TEXAS—Texas Regional Bancshares, Inc. (“Texas Regional”) (NASDAQ: TRBS), bank holding company for Texas State Bank, today reported net income for second quarter 2005 of $21,914,000, or $0.44 per diluted common share, compared to $18,832,000, or $0.38 per diluted common share, for the comparable 2004 period. All per share amounts for prior periods have been adjusted for the three-for-two stock split effected as a 50 percent stock dividend declared and distributed to shareholders of Texas Regional during third quarter 2004. Return on assets and return on shareholders’ equity averaged 1.43 percent and 14.26 percent, respectively, compared to 1.39 percent and 13.79 percent, respectively, for the corresponding 2004 period.

For the six months ended June 30, 2005, net income totaled $45,713,000, or $0.92 per diluted common share, compared to $35,989,000, or $0.76 per diluted common share, for the corresponding 2004 period. Return on assets and return on shareholders’ equity averaged 1.51 percent and 15.07 percent, respectively for the six months ended June 30, 2005, compared to 1.46 percent and 14.41 percent, respectively, for the matching 2004 period.

Texas Regional completed the acquisitions of Southeast Texas Bancshares, Inc. (“Southeast Texas”) on March 12, 2004, Valley Mortgage Company, Inc. (“Valley Mortgage”) on November 23, 2004 and Mercantile Bank & Trust, FSB (“Mercantile”) on January 14, 2005. The results of operations for Southeast Texas, Valley Mortgage and Mercantile have been included in the consolidated financial statements since their respective purchase dates.

The Company benefited from special distributions received during the first and second quarters of 2005, as a result of the merger of PULSE EFT Association with Discover Financial Services, a business unit of Morgan Stanley.  Such distributions amounted to $0.01 per diluted common share for second quarter of 2005 and $0.08 per diluted common share for the six months ended June 30, 2005.

“Our earnings per share continue to show increases over the corresponding periods of the prior year. Adjusted for securities gains and one-time gains, earnings per share grew 16.7 percent for the second quarter of 2005, and 13.7 percent for the first half of the year as compared to the respective 2004 periods,” said Glen E. Roney, Chairman of the Board. “We are also expanding our 71 banking center network. There are currently new banking centers under construction in Houston, Dallas and Bishop and in June we moved into our new facility in Eagle Pass. Furthermore, we have acquired three additional sites in Houston and one in Corpus Christi.”

OPERATING HIGHLIGHTS

Net interest income of $58,475,000 for second quarter 2005 increased $6,741,000, or 13.0 percent over second quarter 2004. Average total interest-earning assets, the primary factor in net interest income growth, increased 13.6 percent from second quarter 2004 to $5,594,489,000 for second quarter 2005. The net interest margin, on a taxable-equivalent basis, decreased four basis points to 4.26 percent for second quarter 2005 compared to the corresponding 2004 period.

For the six months ended June 30, 2005, net interest income totaled $116,155,000, reflecting a $21,317,000 or 22.5 percent increase from the equivalent 2004 period. This growth resulted principally from an increase of

21.9 percent in average total interest-earning assets to $5,539,218,000 for the six months ended June 30, 2005 as compared to the 2004 period. The net interest margin, on a taxable-equivalent basis, for the six months ended June 30, 2005 was 4.30 percent, an increase of two basis points when compared to the matching 2004 period.

Provision for loan losses of $5,801,000 for second quarter 2005 increased $1,108,000 or 23.6 percent as compared to the provision for loan losses during second quarter 2004, primarily due to an increase in loan volume. The provision for loan losses represented 0.60 percent of average loans held for investment for second quarter 2005 compared to 0.56 percent for second quarter 2004. Net charge-offs totaled $5,091,000 for second quarter 2005, representing 0.53 percent of average loans held for investment compared to 0.46 percent of average loans held for investment for second quarter 2004.

For the six months ended June 30, 2005, provision for loan losses totaled $11,208,000, reflecting a $2,591,000 or 30.1 percent increase over the comparable prior year period. Provision for loan losses totaled 0.58 percent of average loans held for investment for the six months ended June 30, 2005 compared to 0.57 percent for the six months ended June 30, 2004.

Noninterest income of $20,441,000 for second quarter 2005 increased $1,497,000 or 7.9 percent over second quarter 2004. Service charges on deposits amounted to $9,641,000 for second quarter 2005, a decrease of $623,000 as compared to second quarter 2004. The decrease in service charges on deposits resulted primarily from a $715,000 reduction in non-sufficient and return item charges during the second quarter of 2005 compared to the same quarter of 2004. Trust service fees of $1,904,000 for second quarter 2005 increased 31.9 percent over second quarter 2004 attributable to an increase in the average fair value of trust accounts by 29.0 percent during second quarter 2005 compared to the same period of the prior year. The increase in the average fair value of trust accounts was primarily due to additional trust business developed during the last twelve months. The fair value of assets managed by the trust department totaled $1,681,922,000 at June 30, 2005.

Net realized gains on sales of securities available for sale decreased to a $323,000 net gain for second quarter 2005 compared to a $1,383,000 net gain for second quarter 2004. Loan servicing income (loss), net of amortization of the mortgage servicing rights (“MSR”) asset, increased to $3,000 net servicing income for second quarter 2005 compared to $279,000 net servicing loss for second quarter 2004. This reflects an increase of $282,000 from the prior year period. The increase resulted primarily from $170,000 in servicing income from Valley Mortgage, as well as a decrease in MSR amortization of $219,000 during second quarter 2005 compared to second quarter 2004. Other noninterest income increased by $1,993,000 to $2,738,000 for second quarter 2005 compared to second quarter 2004, primarily due to a $1,112,000 increase in gains on sale of loans held for sale and mortgage servicing rights. In addition, during second quarter 2005, the Company received a $908,000 special distribution, as a result of the merger of PULSE EFT Association with Discover Financial Services.

For the six months ended June 30, 2005, noninterest income totaled $45,102,000 reflecting an increase of $12,763,000 or 39.5 percent over the corresponding 2004 period. Service charges on deposits increased $1,219,000 to $18,781,000 for the six months ended June 30, 2005 compared to the same 2004 period, primarily due to deposit growth, including related item charges. Total deposits increased 12.0 percent from the comparable prior year. Other service charges increased $1,444,000 to $5,654,000 for the six months ended June 30, 2005, primarily due to an increase in merchant credit and debit card income of $841,000 and mortgage banking fees of $236,000.

Net realized gains on sales of securities available for sale of $321,000 for the six months ended June 30, 2005 decreased $1,561,000 from the comparable prior year period as callable security sales were decreased during a period of rising interest rates. Loan servicing income (loss), net of amortization of the MSR asset, increased $617,000 to $156,000 net servicing income for the six months ended June 30, 2005 compared to the net servicing loss for the matching 2004 period. The increase is primarily due to $351,000 in servicing income generated from Valley Mortgage, as well as a decrease of $476,000 in MSR amortization for the six months ended June 30, 2005 compared to the corresponding 2004 period. Other noninterest income increased by $8,344,000 to $9,696,000 for the six months ended June 30, 2005 compared to the same 2004 period.  The increase is primarily due to an aggregate $6,160,000 in special distributions received during the first two quarters of 2005, as a result of the merger of PULSE EFT Association with Discover Financial Services.

Noninterest expense of $39,072,000 for second quarter 2005 increased $703,000 or 1.8 percent over second quarter 2004. This increase corresponds generally with growth in business volumes during the twelve months ended June 30, 2005, including business volumes attributable to the acquisition of Mercantile and its three banking centers in January 2005 and increases from the Weslaco banking center opened in February 2005. As of June 30, 2005, Texas State Bank had a total of 71 banking centers.  The efficiency ratio was 49.51 percent for the quarter ended June 30, 2005, compared to 54.29 percent for the quarter ended June 30, 2004. The improvement in the efficiency ratio resulted primarily from the minor increase in noninterest expense. Noninterest expense increased only 1.8 percent during second quarter 2005 compared to the same period in 2004 primarily due to the reversal of $1,179,000 in pension plan and bonus expense accrued during the first quarter of 2005 compared to $1,322,000 in pension plan and bonus expense during the second quarter of 2004. The efficiency ratio was also affected by the $908,000 special distribution received from the merger of PULSE EFT Association with Discover Financial Services during second quarter 2005.

For the six months ended June 30, 2005, noninterest expense totaled $80,094,000 reflecting an increase of $14,942,000 or 22.9 percent over the corresponding 2004 period due to the above mentioned growth in banking operations. Noninterest expense as a percent of average total assets for the six months ended June 30, 2005 was 2.65 percent, representing an increase of two basis points when compared to the same 2004 period.

Salaries and employee benefits increased $9,121,000 to $42,326,000 for the six months ended June 30, 2005 compared to the six months ended June 30, 2004 primarily due to higher salaries and staffing levels resulting from recent acquisitions. The number of full-time equivalent employees of 2,057 at June 30, 2005 represented an increase of 8.2 percent as compared to the number of full-time equivalent employees at June 30, 2004. Salaries and employee benefits represented 1.40 percent of average total assets for the six months ended June 30, 2005, an increase of six basis points compared to the six months ended June 30, 2004. The efficiency ratio totaled 49.67 percent for the six months ended June 30, 2005 compared to 51.23 percent for the corresponding 2004 period.

FINANCIAL CONDITION

Assets totaled $6,226,165,000 at June 30, 2005, reflecting an increase of $787,417,000, or 14.5 percent from June 30, 2004, primarily due to an increase in loan production. Loans held for investment of $3,903,850,000 at June 30, 2005 increased $465,184,000 or 13.5 percent from June 30, 2004. Deposits increased to $5,153,937,000 at June 30, 2005, up $552,713,000 or 12.0 percent from June 30, 2004. Excluding volumes acquired through business combinations, internal growth rates for loans and deposits averaged 10.1 percent and 8.2 percent, respectively, for the twelve months ended June 30, 2005. Other assets at June 30, 2005 included total goodwill and identifiable intangibles of $223,402,000.

Shareholders’ equity at June 30, 2005 increased $82,123,000 from June 30, 2004 to $621,624,000, reflecting a 15.2 percent increase. The increase resulted primarily from net income for the twelve months ended June 30, 2005 of $86,382,000. The total risk-based, tier 1 risk-based and leverage capital ratios of 11.74 percent, 10.66 percent and 7.98 percent at period end, respectively, substantially exceeded regulatory requirements for a well-capitalized bank holding company.

ASSET QUALITY

At June 30, 2005, total loans held for investment of $3,903,850,000 included $46,688,000 or 1.20 percent classified as nonperforming compared to 0.35 percent at June 30, 2004. Nonperforming loans increased by $34,723,000 to $46,688,000 at June 30, 2005 compared to $11,965,000 at June 30, 2004. The increase resulted primarily from the addition of five loan relationships totaling $33,465,000. The allowance for loan losses of $48,022,000 represented 1.23 percent of loans held for investment and 102.86 percent of nonperforming loans at June 30, 2005. The allowance for loan losses of $41,956,000 at June 30, 2004 represented 1.22 percent of loans held for investment and 350.66 percent of nonperforming loans. Net charge-offs for second quarter 2005 were 0.53 percent of average loans held for investment compared to 0.46 percent for second quarter 2004. Total nonperforming assets at June 30, 2005 of $56,010,000 represented 1.43 percent of total loans held for investment and foreclosed and other assets compared to 0.65 percent at June 30, 2004. Accruing loans 90 days or more past due of $22,782,000 at June 30, 2005 totaled 0.58 percent of total loans held for investment and foreclosed and other assets compared to 0.23 percent at June 30, 2004. Accruing loans 90 days or more past due increased by $14,677,000 to $22,782,000 at June 30, 2005 compared to $8,105,000 at June 30, 2004. This increase is primarily a result of the addition of six loan relationships totaling $17,632,000 during the last year.

Since June 30, 2005, a cash payment of $4,000,000 has been made on the Company’s largest nonperforming credit. Also since June 30, 2005, the borrower on the Company’s second largest problem credit closed a real estate transaction, which according to the terms of the settlement, provides for a payment of approximately $4,000,000 to be paid to the Company. As of June 30, 2005, this problem credit was classified as 90 days past due and still accruing, and had a principal balance of approximately $7,000,000. Management anticipates that upon receipt of the funding of this payment, the principal balance of the credit will be substantially reduced without a change in the Company’s collateral position. Over $2,600,000 of the Company’s foreclosed real estate properties as of June 30, 2005 have pending contracts for sale. Management anticipates closing on most if not all of these transactions within the next 60 days.

OTHER INFORMATION

Texas Regional will host a conference call with analysts and investment professionals on Monday, July 18, 2005 at 10:00 a.m. CDT. Interested parties may listen to the live call by dialing (800) 289-0528 or can access the live webcast on the Internet at www.trbsinc.com.  The broadcast can be accessed by clicking the webcast link from the home page. A telephone replay will be available through the end of day Friday, July 22nd.  To access the replay, dial (888) 203-1112; ID number 6478948.  The webcast of the conference call will be archived on the Company’s website at www.trbsinc.com.

Texas Regional paid a quarterly cash dividend of $0.12 per share on July 15, 2005 to common shareholders of record on July 1, 2005. This dividend represents a $0.037 per share, or 44.6 percent increase over the dividend paid for the same period in 2004.

Texas Regional is a McAllen-based bank holding company whose stock trades on The Nasdaq Stock Market® under the symbol TRBS. Texas State Bank, its wholly owned subsidiary, conducts commercial banking business through 71 banking centers primarily located in the metropolitan areas of Beaumont-Port Arthur, Brownsville-Harlingen-San Benito, Corpus Christi, Dallas, Houston, McAllen-Edinburg-Mission and Tyler.

Additional financial, statistical and business-related information, as well as business trends, is included in a Financial Supplement. This release, the Financial Supplement and other information are available on Texas Regional’s website at www.trbsinc.com. The Financial Supplement and other information available on Texas Regional’s website can also be obtained by calling John A. Martin, Chief Financial Officer, at (956) 631-5400.

This document and information on Texas Regional’s website may contain forward-looking information (including information related to plans, projections or future performance of Texas Regional and its subsidiaries and planned market opportunities, employment opportunities and synergies from mergers), the occurrence of which involve certain risks, uncertainties, assumptions and other factors which could materially affect future results. If any of these risks or uncertainties materialize or any of these assumptions prove incorrect, Texas Regional’s results could differ materially from Texas Regional’s expectations in these statements. Texas Regional assumes no obligation and does not intend to update these forward-looking statements. For further information, please see Texas Regional’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at Texas Regional’s website at www.trbsinc.com and the SEC’s website at www.sec.gov.

CONTACT: Glen E. Roney, Chief Executive Officer, or John A. Martin, Chief Financial Officer, (956) 631-5400, both of Texas Regional.

Texas Regional Bancshares, Inc. and Subsidiaries

Financial Highlights (Unaudited)

(Dollars in Thousands,

Except Per Share Data)

	At / For Three Months Ended
	Jun 30, 2005	Mar 31, 2005	Dec 31, 2004	Sep 30, 2004	Jun 30, 2004
Condensed Income Statements
Loans Held for Investment	$70,001	$66,061	$62,127	$57,904	$54,669
Securities	15,459	14,139	13,283	13,399	12,573
Other Interest-Earning Assets	856	776	498	254	389
Total Interest Income	86,316	80,976	75,908	71,557	67,631
Deposits	24,280	20,238	17,538	15,638	14,185
Other Borrowed Money	3,561	3,058	2,802	2,098	1,712
Total Interest Expense	27,841	23,296	20,340	17,736	15,897
Net Interest Income	58,475	57,680	55,568	53,821	51,734
Provision for Loan Losses	5,801	5,407	5,769	6,197	4,693
Service Charges — Deposits	9,641	9,140	10,449	10,530	10,264
Other Service Charges	2,704	2,950	2,326	2,194	2,182
Insurance Commission, Fees and Premiums	980	998	1,259	1,173	1,077
Trust Service Fees	1,904	1,840	1,843	1,674	1,444
Net Realized Gains (Losses) on Sales of Securities Available for Sale	323	(2)	1,010	2,963	1,383
Data Processing Service Fees	2,148	2,624	2,201	2,080	2,128
Loan Servicing Income (Loss), Net	3	153	(188)	(677)	(279)
Other Noninterest Income	2,738	6,958	1,097	658	745
Total Noninterest Income	20,441	24,661	19,997	20,595	18,944
Salaries and Employee Benefits	19,609	22,717	20,527	20,372	19,428
Net Occupancy Expense	3,747	3,414	3,000	3,136	3,299
Equipment Expense	3,610	3,323	3,655	3,222	3,234
Other Real Estate (Income) Expense, Net	418	229	(199)	(57)	572
Amortization – Identifiable Intangibles	1,652	1,841	1,791	1,987	1,602
Other Noninterest Expense, Net	10,036	9,498	9,758	9,624	10,234
Total Noninterest Expense	39,072	41,022	38,532	38,284	38,369
Income Before Income Tax Expense	34,043	35,912	31,264	29,935	27,616
Income Tax Expense	12,129	12,113	10,416	10,114	8,784
Net Income	$21,914	$23,799	$20,848	$19,821	$18,832
Per Common Share Data (1)
Net Income—Basic	$0.44	$0.48	$0.42	$0.41	$0.39
Net Income—Diluted	0.44	0.48	0.42	0.40	0.38
Market Value at Period End	30.48	30.11	32.68	31.09	30.61
Book Value at Period End	12.53	12.12	11.99	11.67	11.04
Cash Dividends Declared	0.120	0.100	0.100	0.100	0.083
Share Data (1) (in Thousands)
Basic	49,606	49,570	49,185	48,921	48,858
Diluted	49,855	49,855	49,566	49,500	49,424
Shares Outstanding at Period End (1)	49,624	49,592	49,553	48,960	48,875
Selected Financial Data
Return on Average Assets	1.43%	1.60%	1.46%	1.43%	1.39%
Return on Average Equity	14.26	15.90	14.10	14.10	13.79
Leverage Capital Ratio	7.98	7.83	8.32	8.17	7.99
Expense Efficiency Ratio (2)	49.51	49.82	50.99	51.45	54.29
TE Net Interest Income (3)	$59,396	$58,679	$56,658	$54,813	$52,653
TE Adjustment (3)	921	999	1,090	992	919
Net Interest Income, as Reported	$58,475	$57,680	$55,568	$53,821	$51,734
TE Net Interest Margin (3)	4.26%	4.34%	4.36%	4.34%	4.30%
Goodwill, Net	$194,849	$194,963	$174,503	$163,928	$165,637
Identifiable Intangibles, Net	28,553	30,022	29,607	30,803	30,668

	At / For Three Months Ended
	Jun 30, 2005	Mar 31, 2005	Dec 31, 2004	Sep 30, 2004	Jun 30, 2004
Selected Financial Data - Continued
Trust Assets Held, at Fair Value	$1,681,922	$1,475,545	$1,466,841	$1,420,664	$1,315,346
Full-Time Equivalent Employees	2,057	2,061	1,997	1,914	1,901
Condensed Balance Sheets
Loans Held for Investment	$3,903,850	$3,843,779	$3,750,519	$3,538,428	$3,438,666
Securities	1,741,827	1,652,438	1,530,713	1,513,536	1,470,178
Other Interest-Earning Assets	24,307	47,834	29,769	20,471	17,728
Total Interest-Earning Assets	5,669,984	5,544,051	5,311,001	5,072,435	4,926,572
Cash and Due from Banks	141,181	133,450	145,528	138,860	134,907
Premises and Equipment, Net	143,136	140,145	134,239	131,443	128,302
Other Assets, Net	319,886	319,140	293,603	319,697	290,923
Allowance for Loan Losses	(48,022)	(47,313)	(45,024)	(43,153)	(41,956)
Total Assets	$6,226,165	$6,089,473	$5,839,347	$5,619,282	$5,438,748
Savings and Time Deposits	$4,237,210	$4,081,869	$3,894,067	$3,721,681	$3,740,983
Other Borrowed Money	405,888	441,329	461,751	437,970	280,868
Total Interest-Bearing Liabilities	4,643,098	4,523,198	4,355,818	4,159,651	4,021,851
Demand Deposits	916,727	920,271	866,773	850,432	860,241
Other Liabilities	44,716	45,108	22,698	37,808	17,155
Total Liabilities	5,604,541	5,488,577	5,245,289	5,047,891	4,899,247
Shareholders’ Equity	621,624	600,896	594,058	571,391	539,501
Total Liabilities and Equity	$6,226,165	$6,089,473	$5,839,347	$5,619,282	$5,438,748
Condensed Average Balance Sheets
Loans Held for Investment	$3,876,051	$3,858,477	$3,631,640	$3,483,354	$3,383,797
Securities	1,685,893	1,581,314	1,517,518	1,523,544	1,501,918
Other Interest-Earning Assets	32,545	43,542	23,820	17,987	40,621
Total Interest-Earning Assets	5,594,489	5,483,333	5,172,978	5,024,885	4,926,336
Cash and Due from Banks	130,212	143,284	136,899	126,523	141,624
Premises and Equipment, Net	141,391	138,366	132,538	129,560	126,577
Other Assets, Net	321,237	314,765	294,784	292,067	290,574
Allowance for Loan Losses	(48,500)	(48,548)	(44,804)	(43,108)	(43,849)
Total Assets	$6,138,829	$6,031,200	$5,692,395	$5,529,927	$5,441,262
Savings and Time Deposits	$4,184,552	$4,103,834	$3,804,139	$3,758,880	$3,747,073
Other Borrowed Money	404,928	396,068	399,386	312,575	283,272
Total Interest-Bearing Liabilities	4,589,480	4,499,902	4,203,525	4,071,455	4,030,345
Demand Deposits	902,549	896,633	871,569	864,818	834,725
Other Liabilities	30,556	27,655	29,216	34,473	26,852
Total Liabilities	5,522,585	5,424,190	5,104,310	4,970,746	4,891,922
Shareholders’ Equity	616,244	607,010	588,085	559,181	549,340
Total Liabilities and Equity	$6,138,829	$6,031,200	$5,692,395	$5,529,927	$5,441,262
Nonperforming Assets & Past Due Loans
Nonaccrual Loans	$44,884	$41,518	$19,750	$16,610	$11,965
Restructured Loans	1,804	—	—	—	—
Foreclosed and Other Assets	9,322	8,002	7,398	11,386	10,594
Total Nonperforming Assets	56,010	49,520	27,148	27,996	22,559
Accruing Loans 90 Days or More Past Due	22,782	27,764	19,684	6,785	8,105
Net Charge-Offs	5,091	4,642	3,898	5,000	3,831
Net Charge-Offs to Average Loans	0.53%	0.49%	0.43%	0.57%	0.46%

Texas Regional Bancshares, Inc. and Subsidiaries

Financial Highlights (Unaudited)

(Dollars in Thousands,

Except Per Share Data)

	At / For Six Months Ended
	Jun 30, 2005	Jun 30, 2004
Condensed Income Statements
Loans Held for Investment	$136,062	$99,184
Securities	29,598	24,703
Other Interest-Earning Assets	1,632	682
Total Interest Income	167,292	124,569
Deposits	44,518	26,623
Other Borrowed Money	6,619	3,108
Total Interest Expense	51,137	29,731
Net Interest Income	116,155	94,838
Provision for Loan Losses	11,208	8,617
Service Charges – Deposits	18,781	17,562
Other Service Charges	5,654	4,210
Insurance Commission, Fees and Premiums	1,978	1,373
Trust Service Fees	3,744	2,171
Net Realized Gains on Sales of Securities Available for Sale	321	1,882
Data Processing Service Fees	4,772	4,250
Loan Servicing Income (Loss), Net	156	(461)
Other Noninterest Income	9,696	1,352
Total Noninterest Income	45,102	32,339
Salaries and Employee Benefits	42,326	33,205
Net Occupancy Expense	7,161	5,472
Equipment Expense	6,933	5,961
Other Real Estate Expense, Net	647	693
Amortization – Identifiable Intangibles	3,493	2,400
Other Noninterest Expense, Net	19,534	17,421
Total Noninterest Expense	80,094	65,152
Income Before Income Tax Expense	69,955	53,408
Income Tax Expense	24,242	17,419
Net Income	$45,713	$35,989
Per Common Share Data (1)
Net Income—Basic	$0.92	$0.76
Net Income—Diluted	0.92	0.76
Market Value at Period End	30.48	30.61
Book Value at Period End	12.53	11.04
Cash Dividends Declared	0.220	0.166
Share Data (1) (in Thousands)
Basic	49,588	47,048
Diluted	49,824	47,576
Shares Outstanding at Period End (1)	49,624	48,875
Selected Financial Data
Return on Average Assets	1.51%	1.46%
Return on Average Equity	15.07	14.41
Leverage Capital Ratio	7.98	7.99
Expense Efficiency Ratio (2)	49.67	51.23
TE Net Interest Income (3)	$118,075	$96,620
TE Adjustment (3)	1,920	1,782
Net Interest Income, as Reported	$116,155	$94,838
TE Net Interest Margin (3)	4.30%	4.28%
Goodwill, Net	$194,849	$165,637
Identifiable Intangibles, Net	28,553	30,668
Trust Assets Held, at Fair Value	1,681,922	1,315,346
Full-Time Equivalent Employees	2,057	1,901

	At / For Six Months Ended
	Jun 30, 2005	Jun 30, 2004
Condensed Balance Sheets
Loans Held for Investment	$3,903,850	$3,438,666
Securities	1,741,827	1,470,178
Other Interest-Earning Assets	24,307	17,728
Total Interest-Earning Assets	5,669,984	4,926,572
Cash and Due from Banks	141,181	134,907
Premises and Equipment, Net	143,136	128,302
Other Assets, Net	319,886	290,923
Allowance for Loan Losses	(48,022)	(41,956)
Total Assets	$6,226,165	$5,438,748
Savings and Time Deposits	$4,237,210	$3,740,983
Other Borrowed Money	405,888	280,868
Total Interest-Bearing Liabilities	4,643,098	4,021,851
Demand Deposits	916,727	860,241
Other Liabilities	44,716	17,155
Total Liabilities	5,604,541	4,899,247
Shareholders’ Equity	621,624	539,501
Total Liabilities and Equity	$6,226,165	$5,438,748
Condensed Average Balance Sheets
Loans Held for Investment	$3,867,312	$3,048,721
Securities	1,633,892	1,459,414
Other Interest-Earning Assets	38,014	36,321
Total Interest-Earning Assets	5,539,218	4,544,456
Cash and Due from Banks	136,712	122,766
Premises and Equipment, Net	139,887	119,013
Other Assets, Net	318,019	225,763
Allowance for Loan Losses	(48,524)	(39,453)
Total Assets	$6,085,312	$4,972,545
Savings and Time Deposits	$4,144,416	$3,462,058
Other Borrowed Money	400,523	265,050
Total Interest-Bearing Liabilities	4,544,939	3,727,108
Demand Deposits	899,607	717,224
Other Liabilities	29,114	25,830
Total Liabilities	5,473,660	4,470,162
Shareholders’ Equity	611,652	502,383
Total Liabilities and Equity	$6,085,312	$4,972,545
Nonperforming Assets & Past Due Loans
Nonaccrual Loans	$44,884	$11,965
Restructured Loans	1,804	—
Foreclosed and Other Assets	9,322	10,594
Total Nonperforming Assets	56,010	22,559
Accruing Loans 90 Days or More Past Due	22,782	8,105
Net Charge-Offs	9,733	6,690
Net Charge-Offs to Average Loans	0.51%	0.44%

Certain amounts in the prior periods’ presentation have been reclassified to conform to the current presentation. These reclassifications have no effect on previously reported net income.

(1)          Restated to retroactively give effect for the three-for-two stock split effected as a 50% stock dividend declared and distributed by the Company during third quarter 2004.

(2)          Ratio of Noninterest Expense divided by the sum of Net Interest Income and Noninterest Income.

(3)          Taxable-equivalent adjustment computed based on a 35% tax rate.